    As filed with the Securities and Exchange Commission on October 11, 1995
                                            Registration No. 33-________________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                          THE SECURITIES ACT OF 1933

                                ----------------

                               CISCO SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

         CALIFORNIA                                        77-0059951
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
              (Address of principal executive offices) (Zip Code)

                                ----------------
                                 COMBINET, INC.
                  INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                ----------------
                                JOHN T. CHAMBERS
                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

                               CISCO SYSTEMS, INC.
             170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA 95134-1706
                     (Name and address of agent for service)
                                 (408) 526-4000

          (Telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
  Title of                                                                     Maximum            Maximum
 Securities                              Amount           Offering             Aggregate         Amount of
    to be                                 to be             Price              Offering         Registration
 Registered                           Registered(1)     per Share(2)           Price(2)             Fee
 ----------                           -------------     ------------           --------             ---
Combinet, Inc.
Incentive and Nonqualified
Stock Option Plan
-----------------

Options to Purchase                       233,447            N/A                  N/A               N/A
Common Stock

Common Stock                              233,447          $0.725              $169,249            $100.00
============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Combinet, Inc. Incentive and Nonqualified Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Combinet, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

                 Cisco Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1994 filed with the Commission pursuant to
                 Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 30, 1994, January 29, 1995 and April 30, 1995.

        (c) The Registrant's Registration Statement No. 0-18225 on Form 8-A filed with the Commission on January 11, 1990, together with Amendment No. 1 on Form 8 filed with the Commission on February 15, 1990, in which there is described in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                 All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

                 Not Applicable.

Item 5. Interests of Named Experts and Counsel

                 Not Applicable.

Item 6. Indemnification of Directors and Officers

                 Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended, (the "1933 Act"). The Registrant's Restated Articles of Incorporation, as amended, and Amended By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with each of its directors and officers.

Item 7. Exemption from Registration Claimed

                 Not Applicable.

                                     II-1.

Item 8. Exhibits


Exhibit Number       Exhibit
--------------       -------
     5.              Opinion of Brobeck, Phleger & Harrison.
    23.1             Consent of Independent Accountants - Coopers & Lybrand L.L.P.
    23.2             Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
    24.              Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
    99.1             Combinet, Inc. Incentive and Nonqualified Stock Option Plan.
    99.2             Form of Incentive Stock Option Agreement.
    99.3             Form of Nonqualified Stock Option Agreement.
    99.4             Form of Stock Option Assumption Agreement.

Item 9.  Undertakings

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Combinet, Inc. Incentive and Nonqualified Stock Option Plan.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     II-2.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of September, 1995.

                          CISCO SYSTEMS, INC.

                          By /s/John T. Chambers
                             -----------------------------------------------
                             John T. Chambers
                             President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                 That the undersigned officers and directors of CISCO SYSTEMS, INC., a California corporation, do hereby constitute and appoint John T. Chambers and Larry R. Carter, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                 Pursuant to the requirements of the 1933 Act, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                              Title                                      Date
----------                              -----                                      ----
/s/John T. Chambers                     President, Chief Executive                 September 29, 1995
---------------------                   Officer and Director (Principal
John T. Chambers                        Executive Officer)


                                     II-3.


Signatures                              Title                                                                Date
----------                              -----                                                                ----

/s/Larry R. Carter                      Vice President, Finance and Administration,                           September 25, 1995
-------------------------------         Chief Financial Officer and Secretary
Larry R. Carter                         (Principal Financial and Accounting Officer)

/s/John P. Morgridge                    Chairman of the Board                                                 October 5, 1995
-------------------------------
John P. Morgridge

/s/Donald T. Valentine                  Vice Chairman of the Board                                            October 4, 1995
-------------------------------
Donald T. Valentine

/s/Michael S. Frankel                   Director                                                              October 3, 1995
-------------------------------
Michael S. Frankel

/s/James F. Gibbons                     Director                                                              October 5, 1995
-------------------------------
James F. Gibbons

/s/Robert L. Puette                     Director                                                              October 5, 1995
-------------------------------
Robert L. Puette

                                        Director                                                              ________________, 1995
-------------------------------
Masayoshi Son


                                     II-4.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                               CISCO SYSTEMS, INC.

                                  EXHIBIT INDEX


Exhibit Number      Exhibit
--------------      -------

 5.                 Opinion of Brobeck, Phleger & Harrison.
23.1                Consent of Independent Accountants - Coopers & Lybrand L.L.P.
23.2                Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
24.                 Power of Attorney.  Reference is made to page II-4 of this Registration Statement.
99.1                Combinet, Inc. Incentive and Nonqualified Stock Option Plan.
99.2                Form of Incentive Stock Option Agreement.
99.3                Form of Nonqualified Stock Option Agreement.
99.4                Form of Stock Option Assumption Agreement.